FOR IMMEDIATE RELEASE

JMAR LICENSES SOFT X-RAY LASER FROM NSF CENTER FOR EXTREME ULTRAVIOLET SCIENCE AND TECHNOLOGY FOR
NEW ANALYTICAL INSTRUMENT AND NANO-PROBE PRODUCTS

Laser Produces High-Intensity Bursts at Shortest Wavelength

SAN DIEGO, California (February 13, 2006) – JMAR Technologies, Inc. (NASDAQ: JMAR), a leading developer of advanced laser technology, has finalized a licensing agreement with Colorado State University Research Foundation (CSURF) as agent for Colorado State University (CSU) for the use of its discharge pumped soft X-ray laser, developed under the auspices of the National Science Foundation’s (NSF) Engineering Research Center for Extreme Ultraviolet Science and Technology (EUV ERC). The laser produces high-intensity soft X-ray radiation at a wavelength shorter than any other laser on the market today and complements JMAR’s Laser Produced Plasma (LPP) X-ray source that produces shorter wavelengths still.

“The CSU soft X-ray laser enhances JMAR’s ability to create an entirely new class of analytical instruments and nanostructure characterization tools,” said Ronald A. Walrod, Company CEO. “Characterized by a combination of high-spatial resolution (50 nm) and ultra-high detection-sensitivity, JMAR’s instruments and tools using CSU soft X-ray laser technology will enhance nanotechnology, life science and materials research. Representative applications include geolocation for nuclear forensics, assessment of microbial mineralization, molecular uptake imaging for cancer therapy, cellular uptake of carcinogens, cosmochemistry analysis, and defect-analysis and repairs for the semiconductor industry.”

Carmen Menoni, Professor of Electrical Engineering at CSU and the lead principal investigator in the project, added: “This collaboration with JMAR started about 6 months ago. As an affiliate member of the NSF EUV ERC, JMAR became aware of the soft X-ray laser source and its potential applications through recent results obtained by our group in high-resolution imaging experiments. JMAR approached CSU to license our soft X-ray laser technology as the light source for a very high-resolution analytical chemistry tool. This alliance presents an opportunity for us to realize an important part of the EUV ERC mission; to collaborate with industry to commercialize center technology. We are especially pleased to transfer this technology to a supportive ERC associate member such as JMAR.”

About the NSF Center for Extreme Ultraviolet Science and Technology

The National Science Foundation Extreme Ultraviolet Science and Technology Center is a collaboration between Colorado State University, the University of Colorado-Boulder, the University of California- Berkeley and the Center of X-Ray Optics at Lawrence Berkeley Laboratory. The EUV ERC develops compact EUV lasers and laser-like coherent sources and uses these sources in novel and challenging applications, such as high resolution imaging, spectroscopy, and nano-fabrication.

About JMAR

JMAR Technologies, Inc. is a leading innovator in the development of laser-based equipment for imaging, analysis and fabrication at the nano-scale. The Company is leveraging more than a decade of laser and photonics research to develop a diverse portfolio of products with commercial applications in rapidly growing industries while continuing to carry out research and development for the U.S. Defense Advanced Research Projects Agency (DARPA) and support for the U.S. Government’s Defense Microelectronics Activity (DMEA) semiconductor fabrication facility. JMAR is targeting the nanotechnology, bioscience and semiconductor industries with its BriteLight™ Laser; X-ray Light Source; Compact X-ray Microscope — for 3D visualization of single cells and polymers; and X-ray Nano Probe — enabling interaction, analysis and materials modification at the nano-scale. JMAR also develops, manufactures and markets its BioSentry™ microorganism early-warning system and maintains a strategic alliance for the production of the READ chemical sensor for the homeland security, environmental and utility infrastructure industries.

Contacts:

JMAR Technologies, Inc.	The Investor Relations Group

Dennis E. Valentine Chief Financial Officer Phone: 858-946-6800	Dian Griesel/Erika Moran IR/Media Relations Phone: 212-825-3210

This news release contains certain “forward-looking statements.” Forward-looking statements are based on current expectations and assumptions and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and many of which are beyond the Company’s control. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including delays in the completion of the X-ray Microscope and X-ray Nano Probe prototypes and transition to production units, the failure of the technology to perform as predicted, competition from alternative technologies, uncertainties as to the size of the markets , cost and margins for JMAR’s products, failure to obtain market acceptance, current or future government regulations affecting the use of JMAR’s products, the lack of availability of critical components, the degree of protection from future patents, other risks associated with the development or acquisition of new products or technologies and those risks detailed in the Company’s Form 10-Q for the quarter ended September 30, 2005 and its Form 8-K filed on March 30, 2005 with the SEC. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements and no assurances can be given that such statements will be achieved. JMAR Technologies, Inc. does not assume any duty to publicly update or revise the material contained herein.

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